Exhibit 99.1

Unifi Announces First Quarter Fiscal 2017 Results

Operating income growth of 30%, net income growth of 17% and gross margin growth of 180 bps during the first quarter. Premium value-added products, including REPREVE®, continue to drive strong global operating performance.

GREENSBORO, N.C., October 27, 2016 – Unifi, Inc. (NYSE: UFI), one of the world’s leading synthetic recycled yarn producers, today released operating results for the first quarter ended September 25, 2016.

First Quarter Fiscal 2017 Highlights

•	The Company’s global strategy and focus on premium value-added (“PVA”) products drove favorable operating results compared to the prior fiscal year first quarter:
o	Gross profit grew more than $2.5 million, or 12%;
o	Gross margin increased to 14.7% compared to 12.9%;
o	Operating income increased by $2.9 million, or 30%; and
o	Net income increased by $1.4 million, or 17%, despite lower earnings from Parkdale America, LLC (“PAL”).
•	Opened state-of-the-art REPREVE® Bottle Processing Center at the Company’s existing facility in Reidsville, North Carolina.

“I am pleased to report strong first quarter results, which reflect the success of our strategy of providing the highest-quality innovative and sustainable products for our customers around the world,” said Tom Caudle, President of Unifi. “We are especially pleased with the performance of our international operations in Asia and Brazil where we experienced growth that offset soft market conditions in our domestic business. The opening of the REPREVE® Bottle Processing Center marked the completion of a significant leg of our capital allocation program. By investing for the future, we will be capable of producing 75 million pounds of plastic bottle flake annually, enhancing our support of REPREVE®."

First Quarter Fiscal 2017 Operational Review

Net sales were $160.0 million for the first quarter of fiscal 2017, compared to net sales of $162.2 million for the first quarter of fiscal 2016. Consolidated volumes, as measured in pounds sold, increased by 11%, driven by strong PVA performance in Asia and Brazil that offset weaker sales in the domestic market; however, net sales were adversely impacted by a decline in raw material prices.

The strength of the Company’s international PVA business continued to drive solid operating results. Operating income grew in the first quarter of fiscal 2017 by $2.9 million, or 30%, to $12.6 million, compared to $9.7 million in the first quarter of fiscal 2016. Operating margin improved by 190 basis points to 7.9% in the first quarter of fiscal 2017, compared to 6.0% in the first quarter of fiscal 2016.

Strong operating results, along with a lower effective tax rate, drove net income for the first quarter of fiscal 2017 up to $9.4 million, compared to $8.0 million for the first quarter of fiscal 2016, despite $1.7 million of comparatively lower pre-tax earnings from PAL, in which the Company has a 34% interest. Diluted EPS grew to $0.51 in the first quarter of fiscal 2017 from $0.43 in the first quarter of fiscal 2016.

Adjusted EBITDA was $17.9 million for the first quarter of fiscal 2017, compared to $15.1 million for the first quarter of fiscal 2016. Adjusted EBITDA is a non-GAAP financial measure. The schedules included in this press release reconcile Adjusted EBITDA to Net income attributable to Unifi, Inc.

In comparing operating results for the first quarter of fiscal 2017 to the first quarter of fiscal 2016, foreign currency translation resulted in an increase to net sales of $1.2 million and gross profit of $0.2 million, with no notable impact to other key metrics.

Net debt (debt principal less cash and cash equivalents) was $110.0 million at September 25, 2016 compared to $106.4 million at June 26, 2016. The increase is primarily attributable to capital allocation priorities consistent with the Company’s expectations, which include enhancing manufacturing operations for continued PVA portfolio growth and expanding the Company’s international business.

Unifi Announces First Quarter Fiscal 2017 Results 2

First Quarter Fiscal 2017 Earnings Conference Call

The Company will provide additional commentary regarding its first quarter fiscal 2017 results and other developments during its earnings conference call on October 27, 2016, at 8:30 a.m. Eastern Time.  The call can be accessed via a live audio webcast on the Company's website at http://investor.unifi.com.  For those investors that cannot access the webcast, conference call lines will be available by dialing (877) 359-9508 (Domestic) or (224) 357-2393 (International) and when prompted, providing conference ID number 96812735. Additional supporting materials and information related to the call will also be available on the Company’s website.

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About Unifi

Unifi, Inc. (NYSE: UFI) is a multi-national manufacturing company that produces and sells recycled and other processed yarns designed to meet customer specifications, and premium value-added (“PVA”) yarns with enhanced performance characteristics.  Unifi maintains one of the textile industry’s most comprehensive polyester and nylon product offerings.  Unifi enhances demand for its products, and helps others in creating a more effective textile industry supply chain, through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages.  In addition to its flagship REPREVE® products – a family of eco-friendly yarns made from recycled materials – key Unifi brands include: SORBTEK®, REFLEXX®, aio® - all-in-one performance yarns, SATURA®, AUGUSTA® A.M.Y.®, MYNX® UV, and MICROVISTA®.  Unifi's yarns are readily found in the products of major brands in the apparel, hosiery, automotive, home furnishings, industrial and other end-use markets.  For more information about Unifi, visit www.unifi.com; to learn more about REPREVE®, visit www.repreve.com.

For more information, contact:

Chris Donovan or Chris Hodges

Alpha IR Group

312-445-2870

UFI@alpha-ir.com

Financial Statements and Reconciliations to Adjusted Results to Follow

Unifi Announces First Quarter Fiscal 2017 Results 3

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in thousands)

	September 25, 2016	June 26, 2016
ASSETS
Cash and cash equivalents	$20,921	$16,646
Receivables, net	82,912	83,422
Inventories	110,002	103,532
Other current assets	11,944	8,292
Total current assets	225,779	211,892

Property, plant and equipment, net	194,261	185,101
Investments in unconsolidated affiliates	117,239	117,412
Other non-current assets	10,694	11,037
Total assets	$547,973	$525,442

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and other current liabilities	$63,459	$61,522
Current portion of long-term debt	13,733	13,786
Total current liabilities	77,192	75,308
Long-term debt	115,821	107,805
Other long-term liabilities	17,961	15,384
Total liabilities	210,974	198,497

Total Unifi, Inc. shareholders’ equity	335,346	325,031
Non-controlling interest	1,653	1,914
Total shareholders’ equity	336,999	326,945
Total liabilities and shareholders’ equity	$547,973	$525,442

Unifi Announces First Quarter Fiscal 2017 Results 4

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in thousands, except per share amounts)

	For the Three Months Ended
	September 25, 2016	September 27, 2015
Net sales	$159,969	$162,165
Cost of sales	136,422	141,181
Gross profit	23,547	20,984
Selling, general and administrative expenses	11,410	10,830
(Benefit) provision for bad debts	(367)	613
Other operating income, net	(70)	(146)
Operating income	12,574	9,687
Interest income	(146)	(163)
Interest expense	692	984
Equity in earnings of unconsolidated affiliates	(840)	(2,860)
Income before income taxes	12,868	11,726
Provision for income taxes	3,726	3,940
Net income including non-controlling interest	9,142	7,786
Less: net loss attributable to non-controlling interest	(261)	(239)
Net income attributable to Unifi, Inc.	$9,403	$8,025

Net income attributable to Unifi, Inc. per common share:
Basic	$0.52	$0.45
Diluted	$0.51	$0.43

Weighted average common shares outstanding:
Basic	17,966	17,921
Diluted	18,353	18,550

Unifi Announces First Quarter Fiscal 2017 Results 5

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands)

	For the Three Months Ended
	September 25, 2016	September 27, 2015
Cash and cash equivalents at beginning of year	$16,646	$10,013
Operating activities:
Net income including non-controlling interest	9,142	7,786
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(840)	(2,860)
Distributions received from unconsolidated affiliates	750	1,947
Depreciation and amortization expense	4,737	4,383
Deferred income taxes	2,471	498
Other, net	(166)	454
Changes in assets and liabilities	(7,945)	(11,421)
Net cash provided by operating activities	8,149	787

Investing activities:
Capital expenditures	(10,135)	(15,875)
Other, net	(49)	1,741
Net cash used in investing activities	(10,184)	(14,134)

Financing activities:
Proceeds from long-term debt	40,200	53,200
Payments on long-term debt	(35,148)	(33,374)
Common stock repurchased and retired under publicly announced programs	—	(5,439)
Contributions from non-controlling interest	—	480
Other, net	1,306	(411)
Net cash provided by financing activities	6,358	14,456

Effect of exchange rate changes on cash and cash equivalents	(48)	(1,168)
Net increase (decrease) in cash and cash equivalents	4,275	(59)
Cash and cash equivalents at end of period	$20,921	$9,954

Unifi Announces First Quarter Fiscal 2017 Results 6

RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS (Unaudited)

(in thousands)

EBITDA and Adjusted EBITDA

The reconciliations of the amounts reported under U.S. generally accepted accounting principles (“GAAP”) for Net income attributable to Unifi, Inc. to EBITDA and Adjusted EBITDA are as follows:

	For the Three Months Ended
	September 25, 2016	September 27, 2015
Net income attributable to Unifi, Inc.	$9,403	$8,025
Interest expense, net	530	821
Provision for income taxes	3,726	3,940
Depreciation and amortization expense	4,566	4,241
EBITDA	18,225	17,027

Equity in earnings of Parkdale America, LLC	(314)	(1,965)
EBITDA excluding Parkdale America, LLC	17,911	15,062

Other adjustments	—	—
Adjusted EBITDA	$17,911	$15,062

Note: Amounts presented in the reconciliations above may not be consistent with amounts included in the Company’s condensed consolidated financial statements due to the impact of the non-controlling interest in Repreve Renewables, LLC (“Renewables”). Any such inconsistencies are insignificant.

For the periods presented, there are no other adjustments necessary to reconcile Adjusted EBITDA. However, such adjustments may be presented in future periods when applicable.

Adjusted Net Income and Adjusted EPS

For the periods presented, there are no adjustments necessary to reconcile from Net income attributable to Unifi, Inc. to Adjusted Net Income. However, such adjustments may be presented in future periods when applicable.

Unifi Announces First Quarter Fiscal 2017 Results 7

Non-GAAP Financial Measures

Certain non-GAAP financial measures included herein are designed to complement the financial information presented in accordance with GAAP. These non-GAAP financial measures include, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Adjusted Working Capital (collectively, the “non-GAAP financial measures”).

•	EBITDA represents Net income attributable to Unifi, Inc. before net interest expense, income tax expense, and depreciation and amortization expense.
•

Adjusted EBITDA represents EBITDA adjusted to exclude equity in earnings of Parkdale America, LLC and certain other adjustments necessary to understand and compare the underlying results of the Company.

•

Adjusted Net Income excludes certain amounts which management believes do not reflect the ongoing operations and performance of the Company. Adjusted Net Income represents Net income attributable to Unifi, Inc. calculated under GAAP, adjusted to exclude the approximate after-tax impact of certain income or expense items (as well as specific impacts to the provision for income taxes) necessary to understand and compare the underlying results of the Company.

•	Adjusted EPS represents Adjusted Net Income divided by the Company’s basic weighted average common shares outstanding.
•	Adjusted Working Capital represents receivables plus inventory, less accounts payable and accrued expenses.

The non-GAAP financial measures are not determined in accordance with GAAP and should not be considered a substitute for performance measures determined in accordance with GAAP. The calculations of the non-GAAP financial measures are subjective, based on management’s belief as to which items should be included or excluded in order to provide the most reasonable and comparable view of the underlying operating performance of the business. The Company may, from time to time, modify the amounts used to determine its non-GAAP financial measures.

We believe that these non-GAAP financial measures better reflect the Company’s underlying operations and performance and that their use, as operating performance measures, provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets, among otherwise comparable companies.

Management uses Adjusted EBITDA (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is a key performance metric utilized in the determination of variable compensation. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense decreases as deductible interest expense increases; and depreciation and amortization are non-cash charges. Equity in earnings of Parkdale America, LLC is excluded from Adjusted EBITDA because such earnings do not reflect our operating performance.

Management uses Adjusted Net Income and Adjusted EPS (i) as measurements of net operating performance because they assist us in comparing such performance on a consistent basis, as they remove the impact of (a) items that we would not expect to occur as a part of our normal business on a regular basis and (b) components of the provision for income taxes that we would not expect to occur as a part of our underlying taxable operations; (ii) for planning purposes, including the preparation of our annual operating budget; and (iii) as measures in determining the value of other acquisitions and dispositions.

Additionally, EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS aim to exclude the impact of the non-controlling interest in Renewables, while the consolidated amounts for Renewables are required to be included in the Company’s financial amounts reported under GAAP.

In evaluating non-GAAP financial measures, investors should be aware that, in the future, we may incur expenses similar to the adjustments included herein. Our presentation of non-GAAP financial measures should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items. Each of our non-GAAP financial measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results or liquidity measures as reported under GAAP. Some of these limitations are (i) it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; (ii) it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations; (iii) it does not reflect changes in, or cash requirements for, our working capital needs; (iv) it does not reflect the cash requirements necessary to make payments on our debt; (v) it does not reflect our future requirements for capital expenditures or contractual commitments; (vi) it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and (vii) other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, these non-GAAP financial measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information.

Unifi Announces First Quarter Fiscal 2017 Results 8

Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the financial condition and results of operations of the Company that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management.  The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive” and words of similar import, or the negative of such words, identify or signal the presence of forward-looking statements.  These statements are not statements of historical fact; they involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to:  the competitive nature of the textile industry and the impact of global competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing and pricing of raw materials; general domestic and international economic and industry conditions in markets where the Company competes, including economic and political factors over which the Company has no control; changes in consumer spending, customer preferences, fashion trends and end-uses for products; the financial condition of the Company’s customers; the loss of a significant customer; the success of the Company’s strategic business initiatives; volatility of financial and credit markets; the ability to service indebtedness and fund capital expenditures and strategic initiatives; availability of and access to credit on reasonable terms; changes in currency exchange, interest and inflation rates; fluctuations in production costs; the ability to protect intellectual property; employee relations; the impact of environmental, health and safety regulations; the operating performance of joint ventures and other equity investments; and the accurate financial reporting of information from equity method investees.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control.  New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company.  Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities laws. The above and other risks and uncertainties are described in the Company’s most recent annual report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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Unifi Announces First Quarter Fiscal 2017 Results 9